EXHIBIT 99.3
PROLOGIS
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005 (unaudited)	3
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004 (unaudited)	4
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2005 (unaudited)	6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      On June 5, 2005, ProLogis and Catellus Development Corporation, or Catellus, agreed to combine their businesses by merging Catellus with and into Palmtree Acquisition Corporation, a subsidiary of ProLogis. The terms of the merger are contained in the merger agreement, which forms a part of, and is described in, the Joint Proxy Statement/Prospectus.
      In the merger, each Catellus stockholder will receive either 0.822 of a ProLogis common share or $33.81 in cash, without interest, for each share of Catellus common stock that the stockholder owns immediately prior to the effective time of the merger. Catellus stockholder elections will be reallocated and prorated to fix the aggregate cash consideration paid by ProLogis pursuant to the merger agreement at $1.255 billion, which means that the total merger consideration (regardless of what form of consideration Catellus stockholders may elect to receive) will consist of about 65% ProLogis common shares and about 35% cash. The merger will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”
      The accompanying unaudited pro forma condensed consolidated financial statements have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of ProLogis and Catellus as of June 30, 2005 and for the six months then ended and for the year ended December 31, 2004. The historical consolidated financial statements of ProLogis and Catellus are contained in each company’s respective current reports on Form 8-K, quarterly reports on Form 10-Q and other information on file with the Securities and Exchange Commission. The consolidated financial statements of ProLogis have been restated primarily to reflect the operations of certain properties, which were initially classified as discontinued operations during the first quarter of 2005, as discontinued operations for each of the years in the three year period ended December 31, 2004. The consolidated financial statements of Catellus for each of the years in the three-year period ended December 31, 2004 have been restated to exclude from discontinued operations the operations of a property of which Catellus no longer intends to dispose and to reflect the operations of certain properties, which were initially classified as held for sale during the second quarter of 2005, as discontinued operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both ProLogis and Catellus, including the respective notes thereto.
      The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 has been prepared as if the merger had occurred as of that date. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004 have been prepared as if the merger had occurred as of January 1, 2004. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would actually have been achieved had the merger occurred on the dates indicated or which may be achieved in the future.
      In the opinion of ProLogis’ management, all significant adjustments necessary to reflect the effects of the merger that can be factually supported within the Securities and Exchange Commission regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available to ProLogis’ management. Such pro forma adjustments and the purchase price allocation could change as additional information becomes available, as estimates are refined or as additional events occur. ProLogis’ management does not anticipate that there will be any significant changes in the total purchase price as presented in these unaudited pro forma condensed consolidated financial statements.

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2005
(In thousands)

					Reclassified
	ProLogis		Catellus	Reclassifica-	Catellus	Pro Forma	ProLogis
	Historical		Historical	tions(B)	Historical(B)	Adjustments (C)	Pro Forma

ASSETS
Real estate	$6,768,421		$2,381,584	$(36,914)	$2,344,670	$2,233,364	$11,346,455
Less accumulated depreciation	(1,061,870)		(487,227)	17,096	(470,131)	470,131	(1,061,870)

	5,706,551		1,894,357	(19,818)	1,874,539	2,703,495	10,284,585
Investments in and advances to unconsolidated entities	894,821		—	14,897	14,897	141,057	1,050,775
Restricted cash	—		12,852	—	12,852	—	12,852
Cash and cash equivalents	157,061		61,265	—	61,265	(34,014)	184,312
Notes receivable	—		236,170	—	236,170	—	236,170
Accounts receivable	59,099		26,902	—	26,902	—	86,001
Other assets	352,862	(A)	206,377	4,921	211,298	81,089	645,249
Goodwill	78,570	(A)	—	—	—	149,946	228,516
Discontinued operations — assets held for sale	95,152		55,484	—	55,484	41,063	191,699

Total assets	$7,344,116		$2,493,407	$—	$2,493,407	$3,082,636	$12,920,159

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Lines of credit and short-term borrowings	$1,344,856		$—	$—	$—	$569,771	$1,914,627
Senior notes	1,871,472		—	—	—	800,000	2,671,472
Secured debt and assessment bonds	444,861		1,208,835	—	1,208,835	78,646	1,732,342
Accounts payable and accrued expenses	183,967		110,872	(40,289)	70,583	(42,697)	211,853
Construction costs payable	82,239		—	25,893	25,893	—	108,132
Other liabilities	197,816		284,187	65,627	349,814	139,504	687,134
Deferred income taxes	—		51,231	(51,231)	—	—	—
Discontinued operations — assets held for sale	60,552		81,891	—	81,891	1,637	144,080

Total liabilities	4,185,763		1,737,016	—	1,737,016	1,546,861	7,469,640

Minority interest	65,690		—	—	—	—	65,690
Shareholders’ equity:
Preferred shares	350,000		—	—	—	—	350,000
Common shares	1,868		1,051	—	1,051	(490)	2,429
Additional paid in capital	3,286,107		517,089	—	517,089	1,774,516	5,577,712
Unvested awards	—		(21,474)	—	(21,474)	21,474	—
Accumulated other comprehensive income	153,735		—	—	—	—	153,735
(Distributions in excess of retained earnings) retained earnings	(699,047)		259,725	—	259,725	(259,725)	(699,047)

Total shareholders’ equity	3,092,663		756,391	—	756,391	1,535,775	5,384,829

Total liabilities and shareholders’ equity	$7,344,116		$2,493,407	$—	$2,493,407	$3,082,636	$12,920,159

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2004
(In thousands, except per share data)

	ProLogis	Catellus	Reclassifica-	Reclassified	Pro Forma		ProLogis
	Historical	Historical	tions(B)	Catellus(B)	Adjustments(C)		Pro Forma

Revenues:
Rental income	$543,559	$287,576	$1,217	288,793	$(2,562	)(D)	$829,790
Property management and other property fund fees	50,778	—	—	—	—		50,778
Sales revenues	—	504,458	(504,458)	—	—		—
Development management fees and other CDFS income	2,698	5,706	—	5,706	—		8,404

	597,035	797,740	(503,241)	294,499	(2,562)		888,972

Expenses:
Rental expenses	141,796	76,290	—	76,290	4,000	(D)	222,086
General and administrative	82,147	54,437	—	54,437	—		136,584
Depreciation and amortization	171,738	70,663	—	70,663	57,789	(E)	300,190
Relocation expenses	6,794	—	—	—	—		6,794
Other expenses	5,519	—	5,173	5,173	—		10,692
Cost of sales	—	401,942	(401,942)	—	—		—

	407,994	603,332	(396,769)	206,563	61,789	(F)	676,346

Gains on certain dispositions of CDFS business assets:
Net proceeds	1,288,665	—	504,458	504,458	(36,904)		1,756,219
Costs of assets disposed of	1,111,698	—	401,942	401,942	50,990		1,564,630

	176,967	—	102,516	102,516	(87,894	)(G)	191,589

Operating income	366,008	194,408	(3,956)	190,452	(152,245)		404,215
Other income:
Income from operating joint ventures	—	6,132	(6,132)	—	—		—
Income from development joint ventures	—	15,444	(15,444)	—	—		—
Gain on non-strategic asset sales	—	17,008	(17,008)	—	—		—
Interest income	—	16,850	(16,850)	—	—		—
Other	—	3,753	(3,753)	—	—		—

	—	59,187	(59,187)	—	—		—

Other expenses:
Interest	—	(60,743)	60,743	—	—		—
REIT transition costs	—	(420)	420	—	—		—
Other	—	(7,631)	7,631	—	—		—

	—	(68,794)	68,794	—	—		—

Income from property funds	42,899	—	—	—	—		42,899
Income from unconsolidated CDFS joint ventures	—	—	15,444	15,444	(6,937	)(H)	8,507
Income (loss) from other unconsolidated investees	(801)	—	6,132	6,132	(3,030	)(H)	2,301
Interest expense	(153,334)	—	(60,743)	(60,743)	(47,710	)(I)	(261,787)
REIT transition costs	—	—	(420)	(420)	—		(420)
Interest and other income	3,007	—	19,386	19,386	(1,027	)(J)	21,366
Other expense	—	—	(2,458)	(2,458)	—		(2,458)

Earnings before minority interest	257,779	184,801	(17,008)	167,793	(210,949)		214,623
Minority interest	4,875	—	—	—	—		4,875

(Continued)

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS — (Continued)
For the year ended December 31, 2004
(In thousands, except per share data)

	ProLogis	Catellus	Reclassifica-	Reclassified	Pro Forma		ProLogis
	Historical	Historical	tions(B)	Catellus(B)	Adjustments(C)		Pro Forma

Earnings before certain net gains and net foreign currency exchange gains	252,904	184,801	(17,008)	167,793	(210,949)		209,748
Gains recognized on dispositions of certain non-CDFS business assets, net	6,072	—	17,008	17,008	(17,008	)(G)	6,072
Gains on partial dispositions of investments in property funds	3,328	—	—	—	—		3,328
Foreign currency gains, net	14,686	—	—	—	—		14,686

Earnings before income taxes	276,990	184,801	—	184,801	(227,957)		233,834
Income taxes	—	35,845	(35,845)	—	—		—
Current income tax	24,870	—	57,363	57,363	—		82,233
Deferred income tax	18,692	—	(21,518)	(21,518)	(34,620	)(K)	(37,446)

	43,562	35,845	—	35,845	(34,620)		44,787

Earnings from continuing operations	233,428	148,956	—	148,956	(193,337)		189,047
Less preferred share dividends	25,746	—	—	—	—		25,746
Less excess of redemption values over carrying values of preferred shares redeemed	4,236	—	—	—	—		4,236

Earnings from continuing operations attributable to common shares	$203,446	$148,956	$—	$148,956	$(193,337)		$159,065

Earnings from continuing operations per common share — basic (L)	$1.12			$1.45			$0.67

Earnings from continuing operations per common share — diluted (L)	$1.09			$1.43			$0.66

Weighted average common shares outstanding-basic (L)	182,226			103,064	55,064	(M)	237,290

Weighted average common shares outstanding-diluted (L)	191,801			104,520	55,064	(M)	246,865

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

PROLOGIS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2005
(In thousands, except per share data)

			Reclassifi-
	ProLogis	Catellus	cations	Reclassified	Pro Forma		ProLogis
	Historical	Historical	(B)	Catellus(B)	Adjustments(C)		Pro Forma

Revenues:
Rental income	$272,776	148,924	$89	149,013	$(139	)(D)	$421,650
Property management and other property fund fees	33,005	—	—	—	—		33,005
Sales revenues	—	65,134	(65,134)	—	—		—
Development management fees and other CDFS income	3,326	10,794	—	10,794	—		14,120

	309,107	224,852	(65,045)	159,807	(139)		468,775

Expenses:
Rental expenses	76,387	41,057	—	41,057	2,000	(D)	119,444
General and administrative	47,773	25,524	—	25,524	—		73,297
Depreciation and amortization	86,474	35,505	—	35,505	28,877	(E)	150,856
Relocation expenses	3,803	—	—	—	—		3,803
Other expenses	3,282	—	1,112	1,112	—		4,394
Cost of sales	—	43,036	(43,036)	—	—		—

	217,719	145,122	(41,924)	103,198	30,877	(F)	351,794

Gains on certain dispositions of CDFS business assets:
Net proceeds	600,586	—	65,134	65,134	(6,069)		659,651
Costs of assets disposed of	472,297	—	43,036	43,036	7,735		523,068

	128,289	—	22,098	22,098	(13,804	)(G)	136,583

Operating income	219,677	79,730	(1,023)	78,707	(44,820)		253,564
Other income:
Income from operating joint ventures	—	5,498	(5,498)	—	—		—
Income from development joint ventures	—	11,737	(11,737)	—	—		—
Gain on non-strategic asset sales	—	20	(20)	—	—		—
Interest income	—	17,778	(17,778)	—	—		—
Other	—	869	(869)	—	—		—

	—	35,902	(35,902)	—	—		—

Other expenses:
Interest	—	(31,339)	31,339	—	—		—
Other	—	(1,340)	1,340	—	—		—

	—	(32,679)	32,679	—	—		—

Income from property funds	22,775	—	—	—	—		22,775
Income from unconsolidated CDFS joint ventures	189	—	11,737	11,737	(4,305	)(H)	7,621
Income from other unconsolidated investees	178	—	5,498	5,498	(1,351	)(H)	4,325
Interest expense	(71,485)	—	(31,339)	(31,339)	(24,612	)(I)	(127,436)
Interest and other income	3,177	—	18,558	18,558	(1,185	)(J)	20,550
Other expense	—	—	(228)	(228)	—		(228)

Earnings before minority interest	174,511	82,953	(20)	82,933	(76,273)		181,171
Minority interest	2,602	—	—	—	—		2,602

Earnings before certain net gains and net foreign currency exchange expenses/losses	171,909	82,953	(20)	82,933	(76,273)		178,569
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	20	20	(20	)(G)	—
Foreign currency gains, net	3,581	—	—	—	—		3,581

Earnings before income taxes	175,490	82,953	—	82,953	(76,293)		182,150
Income taxes	—	17,394	(17,394)	—
Current income tax	4,750	—	2,282	2,282	—		7,032
Deferred income tax	2,821	—	15,112	15,112	(6,834	)(K)	11,099

	7,571	17,394	—	17,394	(6,834)		18,131

Earnings from continuing operations	167,919	65,559	—	65,559	(69,459)		164,019
Less preferred shares dividends	12,708	—	—	—	—		12,708

Earnings from continuing operations attributable to common shares	155,211	$65,559	$—	65,559	$(69,459)		151,311

Earnings from continuing operations per common share — basic (L)	$0.83			$0.63			$0.62

Earnings from continuing operations per common share — diluted (L)	$0.81			$0.62			$0.61

Weighted average common shares outstanding-basic (L)	186,436			103,832	55,678	(M)	242,114

Weighted average common shares outstanding-diluted (L)	196,484			105,406	55,678	(M)	252,162

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      (A) ProLogis’ historical condensed consolidated balance sheet as of June 30, 2005 has been reclassified to reflect the historical goodwill balance of $78.6 million on a separate line item rather than as a component of other assets.
      (B) Represents the reclassification of certain Catellus balances as described below:
            Balance Sheet:

•	Investments in operating and development joint ventures that are accounted for under the equity method were classified as a component of “Properties” by Catellus. These balances have been reclassified to “Investments in and advances to unconsolidated investees” to conform to ProLogis’ reporting presentation.

•	Furniture, fixtures and equipment and associated accumulated depreciation balances were classified as a component of “Properties” by Catellus. These balances have been reclassified to “Other assets” to conform to ProLogis’ reporting presentation.

•	Construction costs payable were classified as a component of “Accounts payable and accrued expenses” by Catellus. This balance has been reclassified to a separate line item to conform to ProLogis’ reporting presentation.

•	Deferred income taxes were classified as a separate line item by Catellus. This balance has been reclassified to “Other liabilities” to conform to ProLogis’ reporting presentation.

•	Amounts due to employees under a non-qualified savings plan were classified as a component of “Accounts payable and accrued expenses” by Catellus. This balance has been reclassified to “Other liabilities” to conform to ProLogis’ reporting presentation.
            Statement of Operations:

•	Lease termination fees were included as a component of “Interest and other income” which Catellus excludes in computing “Operating income.” ProLogis includes these fees as a component of “Rental income.” Catellus’ fees have been reclassified to conform to ProLogis’ presentation.

•	Land holding costs were included as a component of “Other expense” which Catellus excludes in computing “Operating income.” ProLogis includes these costs as a component of “Operating income” as an “Other expense.” Catellus’ land holding costs have been reclassified to conform to ProLogis’ presentation.

•	Catellus includes the proceeds from sales as a separate line item in “Revenues” and the costs of sales as a separate line item in “Expenses.” ProLogis presents similar transactions in a separate section but also as a component of “Operating income.” Catellus’ balances have been reclassified to conform to ProLogis’ presentation.

•	Catellus includes certain net gains as a component of “Other income.” ProLogis presents similar items below “Earnings before minority interest.” Catellus’ balances have been reclassified to conform to ProLogis’ presentation.

•	Catellus presents separate sections titled “Other income” and “Other expenses” below “Operating income” while ProLogis has one section below “Operating income” that includes both income and expense items. Such balances of Catellus that remain in these sections after the reclassifications of lease termination fees, land holding costs and net gains have been reclassified to conform to ProLogis’ presentation.

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Catellus’ total income taxes have been reclassified to present current income taxes and deferred income taxes separately, which is consistent with ProLogis’ presentation.
      (C) In the merger, each Catellus stockholder will receive either 0.822 of a ProLogis common share or $33.81 in cash, without interest, for each share of Catellus common stock that the stockholder owns immediately prior to the effective time of the merger. Catellus stockholder elections will be reallocated and prorated to fix the aggregate cash consideration to be paid by ProLogis pursuant to the merger agreement at $1.255 billion. Consequently, the total merger consideration paid by ProLogis (regardless of what form of consideration Catellus stockholders may elect to receive) will consist of about 65% ProLogis common shares and about 35% cash.
      Under the terms of the merger agreement, all Catellus restricted stock, restricted stock units and stock options outstanding immediately prior to the effective time of the merger were cancelled. Each holder of canceled Catellus restricted stock or restricted stock units will receive $33.81 per canceled share of restricted stock or share subject to the canceled restricted stock unit, less any applicable withholding taxes, payable in the form of 65% ProLogis common shares and 35% cash. We refer to this amount as the net restricted stock payment.
      Each holder of a canceled Catellus stock option will receive $33.81 for each share of Catellus common stock subject to the canceled option, less the exercise price and any applicable withholding taxes, payable in the form of 65% ProLogis common shares and 35% cash. We refer to this amount as the net option payment.
      For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price, including the net restricted stock payment and the net option payment, is based on the number of outstanding Catellus common shares, restricted stock, restricted stock units and stock options outstanding at June 30, 2005 and an average trading price of ProLogis common shares of $40.895. The average trading price is based on the average of the high and low trading prices for each of the two trading days before, the day, and the two trading days after the merger was announced (June 2, 3, 6, 7 and 8, 2005). The calculation of the merger consideration and total purchase price is as follows (dollar amounts in thousands):

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Calculation of purchase price
Issuance of 56,084,266 ProLogis common shares based on a 0.822 exchange ratio in exchange for 68,229,034 shares of outstanding Catellus common stock, canceled restricted stock, canceled restricted stock units and canceled stock options after adjustments applicable to the withholding of associated taxes	$2,293,566
Payment of aggregate merger consideration in exchange for 37,119,196 shares of outstanding Catellus common stock, canceled restricted stock, canceled restricted stock units and canceled stock options after adjustments applicable to the exercise price of canceled stock options and the withholding of associated taxes	1,255,000
Payment of withholding taxes associated with the Catellus restricted stock, restricted stock units and stock options that were canceled pursuant to the terms of the merger agreement	24,771

Total merger consideration	3,573,337
Catellus secured debt and assessment bonds outstanding at book value	1,208,835
Adjustment to record Catellus secured debt and assessment bonds at fair value under purchase accounting	78,646
All other Catellus liabilities at book value	528,181
Adjustment to record Catellus liabilities at fair value under purchase accounting	98,444
Estimated fees and other expenses related to the merger	90,000

Total purchase price	$5,577,443

      The calculation of the pro forma outstanding shares of Catellus stock included in the calculation of the merger consideration is as follows:

Issued and outstanding shares of Catellus stock at June 30, 2005	103,941,342
Outstanding restricted stock and restricted stock units to be canceled at the merger date that will be exchanged for cash and ProLogis common shares	1,650,686
Outstanding stock options to be canceled at the merger date, less adjustment for shares that will not be exchanged for cash and ProLogis common shares (shares will not be exchanged for cash and ProLogis commons shares to the extent of the combined exercise price of the canceled stock options)	493,082
Shares that will not be exchanged for cash and ProLogis common shares due to the payment of applicable withholding taxes on behalf of the employees	(736,880)

105,348,230

      The calculation of the estimated fees and other expenses related to the merger is as follows (in thousands):

Advisory fees	$21,500
Legal, accounting and other fees and costs	11,000
Share registration and issuance costs	1,400
Debt issuance and debt assumption fees	16,900
Termination, severance, change in control and other employee related costs	39,200

Total	$90,000

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      ProLogis has allocated the purchase price to the estimated fair value of the assets acquired and the liabilities assumed as follows (in thousands):

		Palmtree
	Reclassified	Acquisition
	Catellus(B)	Corporation	Pro Forma
	(Pre merger)	(Post merger)	Adjustments	Comments

ASSETS
Real estate	$2,344,670	$4,578,034	$2,233,364	C-1
Less accumulated depreciation	(470,131)	—	470,131	C-2

	1,874,539	4,578,034	2,703,495
Investments in and advances to unconsolidated investees	14,897	155,954	141,057	C-3
Restricted cash	12,852	12,852	—
Cash and cash equivalents	61,265	27,251	(34,014)	C-4
Notes receivable	236,170	236,170	—
Accounts receivable	26,902	26,902	—
Other assets	211,298	292,387	81,089	C-5
Goodwill	—	149,946	149,946	C-6
Discontinued operations — assets held for sale	55,484	96,547	41,063	C-7

Total assets	$2,493,407	$5,576,043	$3,082,636

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Lines of credit and short-term borrowings	$—	$569,771	$569,771	C-8
Senior notes	—	800,000	800,000	C-8
Secured debt and assessment bonds	1,208,835	1,287,481	78,646	C-9
Accounts payable and accrued expenses	70,583	27,886	(42,697)	C-10
Construction costs payable	25,893	25,893	—
Other liabilities	349,814	489,318	139,504	C-11
Discontinued operations — assets held for sale	81,891	83,528	1,637	C-7

Total liabilities	1,737,016	3,283,877	1,546,861

Shareholders equity:
Common shares	1,051	561	(490)	C-12
Additional paid-in capital	517,089	2,291,605	1,774,516	C-12
Unvested awards	(21,474)	—	21,474	C-12
Retained earnings	259,725	—	(259,725)	C-12

Total shareholders’ equity	756,391	2,292,166	1,535,775

Total liabilities and shareholders’ equity	$2,493,407	$5,576,043	$3,082,636

Comments on pro forma adjustments:

C-1	Catellus’ real estate assets have been adjusted to their estimated fair value as of June 30, 2005.

C-2	Catellus’ historical accumulated depreciation balance is eliminated when the real estate assets are recorded at fair value.

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

C-3	Catellus’ investments in operating joint ventures and development joint ventures have been adjusted to their estimated fair value as of June 30, 2005. The same valuation methods used for the direct owned real estate assets of Catellus were used in calculating this adjustment.

C-4	Prior to the closing of the merger, existing cash on hand of Catellus is assumed to be used to satisfy certain liabilities outstanding at June 30, 2005 and additional cash is assumed to be generated through the collection of an employee receivable outstanding at June 30, 2005 as follows:

Accrued dividends	$(28,230)
Accrued employee costs	(6,796)
Note receivable from employee	1,012

$(34,014)

C-5	Adjustments to Catellus’ historical balance of other assets are as follows:

Elimination of straight-line rent balance	$(41,172)
Elimination of capitalized debt issuance costs	(15,253)
Elimination of capitalized leasing costs	(39,618)
Recognition of intangible value of acquired in place leases	78,435
Recognition of asset associated with the acquired in place leases that have above market lease rates	65,044
Adjustment to fixed assets, deferred charges and long-term receivables as a result of purchase price allocation	29,523
Capitalization of issuance costs associated with debt issued in merger	5,142
Assumed repayment of employee note receivable	(1,012)

$81,089

C-6	Represents the recognition of goodwill as a result of the purchase price allocation.

C-7	As of June 30, 2005, Catellus had two properties that were classified as held for sale. Adjustments to Catellus’ historical balances associated with these properties: (i) reflect the real estate assets at their estimated fair value; (ii) eliminate the historical accumulated depreciation balance; (iii) eliminate the historical straight-line rent adjustment; (iv) eliminate the historical balance of capitalized debt issuance costs; (v) eliminate the historical balance of capitalized leasing costs; and (vi) reflect the associated fixed-rate secured debt at the estimated fair value.

C-8	Borrowings under lines of credit, short-term borrowings and the issuance of senior notes are assumed to fund the aggregate cash consideration and other associated costs of the merger aggregating $1,369,771,000. ProLogis expects to: (i) issue $800.0 million of senior notes with a term of between five and ten years; (ii) borrow $114.8 million on its existing lines of credit to pay the estimated transaction costs of $90.0 million and the estimated payment of withholding taxes associated with the canceled Catellus restricted stock, restricted stock units and stock options of $24.8 million; and (iii) obtain short-term bridge financing of $455.0 million. The bridge financing is expected to be repaid after the merger with borrowings on new credit facilities and with the proceeds from asset sales subsequent to the merger.

C-9	Adjustment reflects Catellus’ existing fixed rate secured debt at the estimated fair value based on ProLogis management’s estimates of the interest rates that would be available to ProLogis for the issuance of debt with similar terms and remaining maturities. The fixed rate debt of Catellus will be assumed by ProLogis in the merger. The interest rates on the assumed debt are considered to be above market.

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

C-10	Adjustments to Catellus’ historical balance of accounts payable and accrued expenses are as follows:

Assumed payment of accrued dividends before closing	$(28,230)
Assumed payment of accrued employee costs before closing	(6,796)
Elimination of accrued costs associated with incentive stock plans	(7,671)

$(42,697)

C-11	Adjustments to Catellus’ historical balance of other liabilities are as follows:

Recognition of liability associated with the acquired in place leases that have below market lease rates	$89,056
Adjustment to deferred revenues as a result of purchase price allocation	(8,890)
Adjustment to income tax liabilities as a result of purchase price allocation	59,338

$139,504

C-12	Adjustments represent the elimination of historical Catellus balances and the issuance of ProLogis common shares in the merger. The ProLogis common shares issued are valued as follows:

Number of shares issued	56,084,266
Assumed price of ProLogis common shares	$40.895

Value of shares issued (in thousands)	$2,293,566
Less: share registration and issuance costs (in thousands)	(1,400)

Total value of shares issued (in thousands)	$2,292,166

The total value of the ProLogis common shares issued is recognized as follows (in thousands):
Par value, $0.01 par value per share	$561
Additional paid-in capital	2,291,605

$2,292,166

      (D) Rental income and rental expenses are adjusted to: (i) remove Catellus’ historical straight-line rent adjustment; (ii) recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed merger date of January 1, 2004; (iii) include amortization of the asset and liability created at the merger date associated with acquired leases where the net present value was assumed to be favorable or unfavorable to relative estimated market rates at the assumed merger date of January 1, 2004; and (iv) increase real estate tax expense based on the expected revaluation of certain operating properties as a result of the merger.
      (E) Represents the increase in real estate depreciation expense as a result of the step-up in basis to record Catellus’ real estate at the estimated fair value at the assumed merger date of January 1, 2004 and the increase in amortization expense related to intangible assets associated with acquired leases that were recognized under purchase accounting. Allocations of the step up to fair value were estimated between depreciable and non-depreciable components based on the asset type and market conditions. An estimated useful life of 30 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in place leases, an average remaining lease term of five years was used to compute amortization expense.
      (F) Management of ProLogis expects that the merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that ProLogis will be

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustments cannot be factually supported within the Securities and Exchange Commission regulations governing the preparation of pro forma financial statements until such time as the operations of the two companies have been fully integrated.
      (G) Represents the adjustments to the net gains recognized by Catellus from asset dispositions in the applicable period to reflect these gains as if they had been computed on the higher basis of the assets disposed of that resulted from the purchase price allocation performed on the assumed date of the merger of January 1, 2004.
      (H) As of the assumed merger date of January 1, 2004, Catellus’ investments in operating joint ventures and development joint ventures were recorded at fair value. The equity in earnings that Catellus recognizes from these joint ventures has been adjusted to reflect the impact that these fair value adjustments would have on the earnings of the joint venture, primarily increases in depreciation expense (see Note E) and decreases in net gains recognized (see Note G).
      (I) Adjustments to interest expense are as follows (in thousands):

	Year Ended	Six Months Ended
	December 31, 2004	June 30, 2005

Decrease in interest expense resulting from the amortization of the premium recognized at the merger date to adjust the assumed Catellus secured debt at fair value (see Comment C-8)	$(19,962)	$(10,266)
Increase in interest expense associated with new debt issued in the merger (see Comment C-7) and other interest bearing liabilities	73,237	37,363
Eliminate historical debt issuance costs amortization	(4,900)	(2,588)
Increase in interest expense resulting from the amortization of debt issuance costs associated with the new debt issued in the merger (see Comment C-7)	801	401
Net increase in interest capitalized due to the increase in the balance of qualifying expenditures due to the step up to fair value as a result of the purchase allocation partially offset by the impact of ProLogis’ lower average interest rate	(1,466)	(298)

	$47,710	$24,612

      The pro forma increase in interest expense as a result of the assumed issuance of new debt in the merger is calculated on the market rates that management believes would have been available to ProLogis for the senior notes, lines of credit and short-term borrowings assumed to have been issued as of January 1, 2004 (the assumed date of the merger). Each 1/8% of 1% increase in the annual interest rate assumed with respect to the debt will increase the pro forma interest expense by $1.7 million for the year ended December 31, 2004 and $0.9 million for the six months ended June 30, 2005.
      (J) Other income has been reduced as a result of the purchase price allocation which adjusted an asset balance that is associated with the income stream.

PROLOGIS
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      (K) Adjustment to recognize the deferred tax effect of certain of the pro forma adjustments, primarily the adjustments to net gains from dispositions (see Note G) and adjustments to equity in earnings (see Note H).
      (L) The calculations of basic and diluted earnings from continuing operations attributable to common shares per share are as follows:

	Year Ended December 31, 2004			Six Months Ended June 30, 2005

	ProLogis	Reclassified	Pro Forma	ProLogis	Reclassified	Pro Forma
	Historical	Catellus	ProLogis	Historical	Catellus	ProLogis

Earnings from continuing operations attributable to common shares	$203,446	$148,956	$159,065	$155,211	$65,559	$151,311
Minority interest share in earnings	4,875	—	4,875	2,602	—	2,602

Adjusted earnings from operations attributable to common shares	$208,321	$148,956	$163,940	$157,813	$65,559	$153,913

Weighted average common shares outstanding—Basic	182,226	103,064	237,290	186,436	103,832	242,114
Incremental weighted average effect of conversion of limited partnership units	5,035	—	5,035	5,541	—	5,541
Incremental weighted average effect of potentially dilutive instruments	4,540	1,456	4,540	4,507	1,574	4,507

Adjusted weighted average common shares outstanding—Diluted	191,801	104,520	246,865	196,484	105,406	252,162

Earnings from continuing operations per common share—Basic	$1.12	$1.45	$0.67	$0.83	$0.63	$0.62

Earnings from continuing operations per common share—Diluted	$1.09	$1.43	$0.66	$0.81	$0.62	$0.61

      (M) The pro forma weighted average shares outstanding are the historical weighted average shares of ProLogis for the periods presented, adjusted for the assumed issuance of 55,064,000 ProLogis common shares on a weighted average basis for the year ended December 31, 2004 and 55,678,000 ProLogis common shares on a weighted average basis for the six months ended June 30, 2005. The shares assumed to be issued are computed by applying the terms of the merger to the actual Catellus weighted average shares for the respective periods.